Exhibit 10.1

Sixteenth Amendment

To

Second Amended and Restated

Limited Partnership Agreement

Of
Corporate Office Properties, L.P.

This Sixteenth Amendment (the Amendment) to the Second Amended and Restated Limited Partnership Agreement Of Corporate Office Properties, L.P., a Delaware limited partnership (the Partnership), is made and entered into as of April 15th, 2004, by the undersigned.

Recitals

A.                                   The Partnership is a limited partnership organized under the Delaware Revised Uniform Limited Partnership Act and governed by that certain Second Amended and Restated Limited Partnership Agreement dated as of December 7, 1999 (the Partnership Agreement).

B.                                     The sole general partner of the Partnership is Corporate Office Properties Trust, a real estate investment trust formed under the laws of the State of Maryland (the General Partner).

C.                                     Pursuant to Section 11.1 (b) (iii), the General Partner desires to amend the Partnership Agreement to reflect the admission, substitution, termination and/or withdrawal of various limited partners in accordance with the terms of the Partnership Agreement.

NOW THEREFORE, the General Partner, intending to be legally bound, hereby amends the Partnership Agreement as follows, effective as of the date first set forth above.

1.                                       Exhibit 1, Schedule of Partners, as attached hereto and by this reference made a part hereof, is hereby substituted for and intended to replace any prior Exhibit 1 attached to a prior Amendment to the Partnership Agreement, and as attached hereto shall be a full and complete listing of all the general and limited partners of the Partnership as of the date of this Amendment, same being intended and hereby superceding all prior Exhibit 1 listings.

In Witness Whereof, the General Partner has executed this Amendment as of the day and year first above written.

Corporate Office Properties Trust, a
Maryland Real Estate Investment Trust

By:	/s/ Roger A. Waesche, Jr.
Roger A. Waesche, Jr.
Executive Vice President

SCHEDULE OF PARTNERS

Partnership Units
General Partner
Corporate Office Properties Trust	28,947,655

Limited Partners and Preferred Limited Partners
Jay H. Shidler	452,878
Shidler Equities, L.P.	2,995,439
Clay W. Hamlin, III	566,492
LBCW Limited Partnership	3,161,427
Robert L. Denton	414,910
James K. Davis	51,589
John E. De B. Blockey, Trustee of the John E. de B. Blockey Living Trust dated 9/12/88	300,625
Frederick K. Ito Trust	29,140
June Y. I. Ito Trust	29,135
RP Investments, LLC	200,000
Denise J. Liszewski	30,333
Samuel Tang	4,389
Laswrence J. Taff	13,733
Kimberly F. Acquino	5,874
M.O.R. XXIX Associates Limited Partnership	148,381
M.O.R. 44 Gateway Associates Limited Partnership	1
John Parsinen	90,000
M.O.R. Commons Limited Partnership	7
John Edward De Burgh Blockey and Sandar Juanita Blockey	50,476
Anthony Muscatello	90,905
Lynn Hamlin	121,411

37,704,800

Exhibit 1 Addendum

Series Preferred Units	Preferred Limited Partner	No. of Preferred Units	Liquidation Preference Per Preferred Unit	Priority Percentage Return *	Priority	Conversion Factor	Conversion Commencement Date

B	General Partner	1,250,000	$25	2.50%	Senior	None	N/A
E	General Partner	1,150,000	$25	2.5625%	Senior	None	N/A
F	General Partner	1,425,000	$25	10.25%	Senior	None	N/A
G	General Partner	2,200,000	$25	8%	Senior	None	N/A
H	General Partner	2,000,000	$25	7.5%	Senior	None	N/A

*                                         Priority Return Percentage is expressed as a percentage of the Liquidation Preference per Distribution Period.  See the Agreement for the definitions of “Priority Return Percentage,” “Liquidation Preference” and “Distribution Period.”